United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

CCFNB BANCORP, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA	17815
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(570) 784-4400

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) CCFNB Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2012. Each matter voted upon at the meeting and the results of the voting on each such matter are presented in (b) below.

(b) Proposal 1 – Election of five Directors to Class 3 for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes

Robert W. Dillon	1,319,171	72,500	377,009
Frank D. Gehrig	1,377,797	13,874	377,009
Elwood R. Harding, Jr.	1,376,775	14,896	377,009
Mary Ann B. Naugle	1,297,744	93,928	377,009
Andrew B. Pruden	1,331,337	60,334	377,009
Walter Bechtold	581	0	0

Messrs. Dillon, Gehrig, Harding and Pruden and Mrs. Naugle were elected.

Proposal 3 – Ratification of the selection of J.H. Williams & Co., LLP, as the independent registered public accounting firm for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,740,626	24,574	4,062	0

The selection of J.H. Williams & Co., LLP was ratified.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.

/S/ Jeffrey T. Arnold, CPA, CIA
Jeffrey T. Arnold, CPA, CIA
Chief Financial Officer

Dated: May 15, 2012